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                                                                  EXHIBIT 10.27
                      AGREEMENT ON RELAXIN RIGHTS IN ASIA

         THIS AGREEMENT, is effective April 1, 1996, by and between Connective Therapeutics, Inc., ("CONNECTIVE"), a corporation of the State of Delaware, having an address at 3400 West Bayshore Road, Palo Alto, California 94303, Mitsubishi Chemical Corporation (formerly Mitsubishi Kasei Corporation "MITSUBISHI"), a corporation organized and existing under the laws of Japan, having an address at 5-2, Marunouchi 2-chome, Chiyoda-ku, Tokyo 100 Japan, and Genentech, Inc. ("GENENTECH"), a corporation of the State of Delaware, having an address at 460 Point San Bruno Boulevard, South San Francisco, California 94080.

         WHEREAS, pursuant to an agreement between GENENTECH and MITSUBISHI dated June 30, 1987 as amended (the "MITSUBISHI Agreement") GENENTECH has granted to MITSUBISHI an exclusive license for Relaxin in the territory of Japan, the Republic of Korea and the Republic of China (the "Asia Territory"); and

         WHEREAS, pursuant to an agreement dated September 27, 1993 (the "CONNECTIVE Agreement" a copy of which, redacted for financial terms, is attached hereto as Exhibit A and incorporated herein by reference), GENENTECH has granted to CONNECTIVE an exclusive license for Relaxin, worldwide except for the Asia Territory; and

         WHEREAS, pursuant to an amendment to the CONNECTIVE Agreement dated July 14, 1994 (the "CONNECTIVE Amendment" a copy of which, redacted for financial terms, is attached hereto as Exhibit B and incorporated herein by reference) GENENTECH has agreed that upon any re-acquisition by GENENTECH from MITSUBISHI of rights to Relaxin for the Asia Territory the Territory under the CONNECTIVE Agreement shall be redefined to include the Asia Territory; and

         WHEREAS, for good and valuable consideration as provided herein MITSUBISHI is willing to relinquish to CONNECTIVE, through GENENTECH, all of its rights to Relaxin;

         NOW, THEREFORE, in consideration of the mutual promises contained herein CONNECTIVE, MITSUBISHI and GENENTECH agree as follows:

1.0      CERTAIN DEFINITIONS

         1.1 Unless otherwise specified, the terms with initial capitalization in this Agreement shall have the same meanings as those given to them in the CONNECTIVE Agreement and the MITSUBISHI Agreement.
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AGREEMENT ON RELAXIN RIGHTS IN ASIA                                  PAGE 2
2.0      LICENSE GRANT

         2.1 MITSUBISHI hereby returns to GENENTECH and relinquishes all of MITSUBISHI's rights specifically including the rights to make, use and sell Relaxin under the MITSUBISHI Agreement. By execution of this Agreement, MITSUBISHI's due diligence obligations pursuant to Section 2.11 of the MITSUBISHI Agreement, to the extent such obligations pertain to relaxin, shall be deemed to have been satisfied.

         2.2 The Territory under the CONNECTIVE Agreement as amended is hereby redefined to include the Asia Territory.

         2.3 MITSUBISHI hereby grants to CONNECTIVE a worldwide non-exclusive license under any of MITSUBISHI's intellectual property rights held as of the effective date of this Agreement, which would be infringed by CONNECTIVE's or its sub-licensees' manufacture, use or sale of Relaxin ("MITSUBISHI I.P.").

3.0      ROYALTIES

         3.1 CONNECTIVE shall pay MITSUBISHI a royalty in the amount of [*] of CONNECTIVE's Net Sales of each Relaxin Product and Combination Product containing Relaxin in each country within the Asia Territory where such Relaxin Product or Combination Product is within the scope of a valid claim of one or more Patent Rights in such country, to be calculated and paid to MITSUBISHI in the manner provided for royalties owed to GENENTECH in the CONNECTIVE Agreement as amended.

         3.2 CONNECTIVE shall pay GENENTECH such royalties as are required under the CONNECTIVE Agreement as amended, including the Asia Territory within the scope of Territory as defined therein.

         3.3 The provisions of Section 4.1.2 through Section 4.1.7 of the CONNECTIVE Agreement shall apply to the payment to MITSUBISHI pursuant to
Section 3.1 above mutatis mutandis.

4.0      TERM

         4.1 Unless otherwise terminated earlier, the licenses from MITSUBISHI and the royalty obligations to MITSUBISHI under this Agreement will automatically expire on a country-by-country basis upon the later of either: (i) 12 years from first commercial sale of a Relaxin Product, or (ii) the expiration (or revocation) of the last to expire (or to be revoked) of the Patent Rights in each country in the Asia Territory with respect to such Licensed Product. After the expiration of the license in each such country, CONNECTIVE shall have a fully paid, non-revocable license under any MITSUBISHI I.P. in that country.

         4.2 The provisions of Section 7.2 of the CONNECTIVE Agreement shall apply to this Agreement mutatis mutandis.

         *Confidential treatment has been requested for the omitted language. All such omitted material has been filed separately with the SEC.
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AGREEMENT ON RELAXIN RIGHTS IN ASIA                                  PAGE 3
5.0      GENERAL PROVISIONS

         5.1 This Agreement shall be interpreted and enforced in accordance with the laws of California (regardless of the choice of law principles of California or any other jurisdiction).

         5.2 If any provision of this Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction: such provision will be deemed amended to conform to applicable laws of such jurisdiction so as to be valid and enforceable, or, if it cannot be so amended without materially altering the intention of the parties, it will be stricken; the validity, legality and enforceability of such provision will not in any way be affected or impaired thereby in any other jurisdiction; and the remainder of this Agreement will remain in full force and effect.

         5.3 Any notice, requests, delivery, payment, approval or consent required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered in person, via courier, or sent by registered or certified mail at the address first set forth above.

         5.4 This Agreement may be executed in three or more counterparts, each of which shall be deemed an original for all purposes, but all of which together shall constitute one and the same instrument.

         5.5 This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof. This Agreement may not be modified except by a writing signed by the parties' authorized representatives.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first written above.

      CONNECTIVE                 MITSUBISHI CHEMICAL       GENENTECH, INC.
      THERAPEUTICS, INC.         CORPORATION

By:   /s/Thomas G. Wiggans       /s/Yousuke Ariyoshi       /s/Cynthia J. Ladd
     ---------------------       -------------------       ------------------

Name:  Thomas G. Wiggans          Yousuke Ariyoshi          Cynthia J. Ladd
     ---------------------       -------------------       ------------------

Title: President & CEO            Managing Director         VP - Corporate Law
     ---------------------       -------------------       --------------------
                                 President, Pharmaceuticals
                                 and Diagnostics Company
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                                   EXHIBIT A

                   Filed on Form S-1 as Exhibit 10.6 to the
             Company's Registration Statement on Form S-1 (Reg. No. 33-80261) with the Securities and Exchange Commission on December 12, 1995